Exhibit 99.1

Global Cash Access Reports Third Quarter 2012 Results, Raises 2012 Guidance and

Announces the Authorization of a New $40.0 Million Share Repurchase Program

Las Vegas, NV – November 7, 2012 – Global Cash Access Holdings, Inc. (the “Company”) (NYSE:GCA) announced today financial results for the third quarter ended September 30, 2012, raised its 2012 Earnings Guidance and announced a new $40.0 million share repurchase program.

Third Quarter 2012 Highlights

•                  Operating income increased 92% year-over-year to $14.6 million

•                  EBITDA increased 67% year-over-year to $19.0 million

•                  Net income per share, on a diluted basis, increased 233% year-over-year to $0.10

•                  Cash EPS increased 109% year-over-year to $0.23

“We are extremely pleased with the Company’s performance in the third quarter with Adjusted EBITDA up 56% and Cash EPS up 109% year over year. We continue to remain focused on enhancing our product pipeline, continuously improving execution and sales focus in all facets of our business, building the foundation for international growth and find, foster and execute technology partnerships and acquisitions to grow and expand the company,” said Scott Betts, CEO of Global Cash Access. “We are also pleased to announce today the authorization of a share repurchase program of $40.0 million over the next two years. Over the past few quarters we have been very focused on strengthening our balance sheet and believe share repurchases provide another lever to drive long-term shareholder value.”

Third Quarter 2012 Results

Revenues were $149.8 million for the third quarter 2012, as compared to revenues of $136.9 million for the same period in 2011.  The overall increase in revenues was primarily due to the MCA asset acquisition.  Operating income was $14.6 million for the third quarter 2012, an increase of 92%, as compared to $7.6 million for the same period in 2011.  Earnings before interest, taxes, depreciation and amortization (“EBITDA”) (see Non-GAAP Financial Information below) were $19.0 million for the third quarter 2012, an increase of 67%, as compared to $11.4 million for the same period in 2011.  The increase in EBITDA for the third quarter 2012 was primarily a result of both the October 1, 2011 enactment of the Durbin Amendment and its impact on the interchange rates paid by the Company on its debit card transactions, as well as the MCA asset purchase.  Adjusted earnings before interest, taxes, depreciation and amortization (“Adjusted EBITDA”) (see Non-GAAP Financial Information below) were $20.8 million for the third quarter 2012, an increase of 56%, as compared to $13.3 million for the same period in 2011.

Income before income tax provision was $11.1 million for the third quarter 2012, an increase of 247%, as compared to $3.2 million for the same period in 2011.  Diluted earnings per share from continuing operations were $0.10 for the third quarter 2012 (on 67.6 million diluted shares), as compared to $0.03 for the same period in 2011 (on 64.8 million diluted shares).  Cash EPS (see Non-GAAP Financial Information below) was $0.23 for the third quarter 2012, an increase of 109%, from the $0.11 for the same period in 2011.

2012 Outlook

The Company increases its prior outlook for the fiscal year ending December 31, 2012, as Cash EPS is expected to be between approximately $0.81 and $0.84 (on diluted shares of approximately 67.5 million), up from its previous guidance of between $0.76 and $0.82, and Adjusted EBITDA is expected to be between approximately $77.0 million and $80.0 million, up from its previous guidance of between $73.0 million and $77.0 million.  The Company’s estimate for expected capital expenditures remains unchanged at between $9.0 million and $12.0 million.

Share Repurchase Program

The Board of Directors has authorized and approved a new share repurchase program granting the Company the authority to repurchase up to $40.0 million of outstanding Company common stock over a two year period, which is expected to commence in the first quarter of 2013.  The Company intends to finance the share repurchases with cash on hand.  The repurchase program authorizes the Company to buy its common stock from time to time through open market, privately negotiated or other transactions, including pursuant to trading plans established in accordance with Rules 10b5-1 and 10b-18 of the Securities Exchange Act of 1934, as amended, or by a combination of such methods.  The share repurchase program is subject to prevailing market conditions and other considerations and may be suspended or discontinued at any time, and supersedes all other outstanding share repurchase programs of the Company.

Investor Conference Call and Webcast

The Company will host an investor conference call to discuss its results for the three and nine months ended September 30, 2012 today at 5:00 p.m. ET. The conference call can be accessed live over the phone by dialing (877) 941-4774 or for international callers by dialing (480) 629-9760.  A replay will be available at 8:00 p.m. ET and can be accessed by dialing (877) 870-5176 or (858) 384-5517 for international callers; the PIN is 4570843.  The replay will be available until November 14, 2012.  The call will be webcast live from the Company’s website at www.gcainc.com under the Investor Relations section.

Non-GAAP Financial Information

In order to enhance investor understanding of the underlying trends in our business and to provide for better comparability between periods in different years, the Company is providing EBITDA, Adjusted EBITDA, Cash Earnings and Cash EPS on a supplemental basis. Reconciliations between GAAP measures and Non-GAAP measures and between actual results and adjusted results are provided at the end of this press release. EBITDA, Adjusted EBITDA, Cash Earnings and Cash EPS are not measures of financial performance under United States Generally Accepted Accounting Principles (“GAAP”). Accordingly, they should not be considered a substitute for net income, operating income, basic or diluted earnings per share or cash flow data prepared in accordance with GAAP.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. All statements included in this press release, other than statements that are purely historical, are forward-looking statements. Words such as “going forward,” “believes,” “intends,” “expects,” “forecasts,” “anticipate,” “plan,” “seek,” “estimate” and similar expressions also identify forward-looking statements. Forward-looking statements in this press release include, without limitation: (a) our estimates of 2012 Cash EPS, diluted shares and Adjusted EBITDA and the assumptions upon which they are based; (b) our assumption that there will continue to be a modest improvement in the gaming industry for remainder of 2012; (c) our assumption for 2012 that cash outlays for capital expenditures are expected to be between approximately $9.0 million to $12.0 million; and (d) our belief that EBITDA, Adjusted EBITDA and Cash EPS are widely-referenced financial measures in the financial markets and our belief that references to the foregoing are helpful to investors.

These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected or assumed, including but not limited to the following: the timing and the extent of a recovery in the gaming industry, if any; our ability to enter into a definitive and binding agreement with Live Gamer on commercially reasonable terms, or at all; gaming establishment and patron preferences; national and international economic conditions; changes in gaming regulatory, card association and statutory requirements; regulatory and licensing difficulties; competitive pressures; operational limitations; gaming market contraction; changes to tax laws; uncertainty of litigation outcomes; interest rate fluctuations; inaccuracies in underlying operating assumptions; unanticipated expenses or capital needs; technological obsolescence; and employee turnover.  If any of these assumptions prove to be incorrect, the results contemplated by the forward-looking statements regarding our future results of operations are unlikely to be realized.

The forward-looking statements in this press release are subject to additional risks and uncertainties set forth under the heading “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our filings with the Securities and Exchange Commission, including, without limitation, our Annual Report filed on Form 10-K on March 12, 2012, and are based on information available to us on the date hereof. We do not intend, and assume no obligation, to update any forward-looking statements. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this press release.

About Global Cash Access Holdings, Inc.

Las Vegas-based Global Cash Access, Inc. (“GCA”), a wholly owned subsidiary of Global Cash Access Holdings, Inc., is a leading provider of cash access products and related services to over 1,000 casinos and other gaming properties in the United States, Europe, Canada, the Caribbean, Central America and Asia. GCA’s products and services provide gaming patrons access to cash through a variety of methods, including ATM cash withdrawals, point-of-sale debit card transactions, credit card transactions, check verification and warranty services, and Western Union money transfers. Through Western Money Systems, a wholly owned subsidiary, GCA is a leading manufacturer and distributor of cash handling devices and related software. GCA also provides products and services that improve credit decision-making, automate cashier operations and enhance patron marketing activities for gaming establishments. With its proprietary database of gaming patron credit history and transaction data on millions of gaming patrons worldwide, GCA is recognized for successfully developing and deploying technological innovations that increase client profitability, operational efficiency and customer loyalty. More information is available at GCA’s website at www.gcainc.com.

Contacts:

Investor Relations	Media Relations
Don Duffy, ICR	Liz Brady, ICR
(203) 682-8215	(646) 277-1226
IR@gcamail.com	lbrady@icrinc.com

SOURCE: Global Cash Access Holdings, Inc.

GLOBAL CASH ACCESS HOLDINGS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(amounts in thousands, except par value)

(unaudited)

	September 30,	December 31,
	2012	2011
ASSETS

Cash and cash equivalents	$46,940	$55,535
Restricted cash and cash equivalents	200	455
Settlement receivables	113,989	80,246
Other receivables, net	10,076	16,885
Inventory	7,266	7,087
Prepaid expenses and other assets	16,564	15,406
Property, equipment and leasehold improvements, net	14,357	15,577
Goodwill, net	180,152	180,122
Other intangible assets, net	33,327	38,216
Deferred income taxes, net	106,484	119,538

Total assets	$529,355	$529,067

LIABILITIES AND STOCKHOLDERS’ EQUITY

Liabilities:
Settlement liabilities	$158,438	$141,827
Accounts payable	34,809	32,223
Accrued expenses	18,608	21,159
Borrowings	126,500	174,000

Total liabilities	338,355	369,209

COMMITMENTS AND CONTINGENCIES

Stockholders’ Equity:
Common stock, $0.001 par value, 500,000 shares authorized and 87,375 and 85,651 shares issued at September 30, 2012 and December 31, 2011, respectively	87	86
Convertible preferred stock, $0.001 par value, 50,000 shares authorized and 0 shares outstanding at September 30, 2012 and December 31, 2011, respectively	-	-
Additional paid-in capital	214,612	204,735
Retained earnings	119,216	97,925
Accumulated other comprehensive income	2,504	2,340
Treasury stock, at cost, 20,714 and 20,686 shares at September 30, 2012 and December 31, 2011, respectively	(145,419)	(145,228)

Total stockholders’ equity	191,000	159,858

Total liabilities and stockholders’ equity	$529,355	$529,067

GLOBAL CASH ACCESS HOLDINGS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME

(amounts in thousands, except per share)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
Revenues

Cash advance	$57,520	$50,913	$172,557	$152,036
ATM	76,411	71,044	233,361	213,450
Check services	6,611	6,479	19,731	19,813
Other revenues	9,282	8,452	22,705	21,031

Total revenues	149,824	136,888	448,354	406,330

Cost of revenues	111,373	106,953	333,566	317,900
Operating expenses	19,463	18,529	55,910	51,922
Amortization	2,650	1,929	7,317	6,250
Depreciation	1,695	1,867	5,260	6,201

Operating income	14,643	7,610	46,301	24,057

Interest expense, net of interest income	3,586	4,414	12,133	14,167
Loss on early extinguishment of debt	-	-	-	943

Interest expense, net	3,586	4,414	12,133	15,110

Income before income tax provision	11,057	3,196	34,168	8,947

Income tax provision	3,977	1,356	12,878	4,356

Net income	7,080	1,840	21,290	4,591

Foreign currency translation	236	(218)	164	(191)

Comprehensive income	$7,316	$1,622	$21,454	$4,400

Basic earnings per share:
Net income per share - basic	$0.11	$0.03	$0.32	$0.07

Diluted earnings per share:
Net income per share - diluted	$0.10	$0.03	$0.32	$0.07

Weighted average number of common shares outstanding:
Basic	66,108	64,712	65,673	64,597
Diluted	67,601	64,751	67,031	64,708

GLOBAL CASH ACCESS HOLDINGS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOW

(amounts in thousands)

(unaudited)

	Nine Months Ended September 30,
	2012	2011

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$21,290	$4,591
Adjustments to reconcile net income to cash provided by operating activities:
Amortization of financing costs	1,081	988
Amortization of intangibles	7,317	6,250
Depreciation	5,260	6,201
Loss on sale or disposal of assets	112	216
Provision for bad debts	2,586	4,016
Loss on early extinguishment of debt	-	943
Stock-based compensation	3,951	5,238
Changes in operating assets and liabilities:
Settlement receivables	(33,676)	10,266
Other receivables, net	5,682	(829)
Inventory	(6)	(2,575)
Prepaid and other assets	(1,329)	(3,477)
Deferred income taxes	12,556	4,092
Settlement liabilities	16,509	(12,221)
Accounts payable	2,582	505
Accrued expenses	(2,496)	(4,030)

Net cash provided by operating activities	41,419	20,174

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property, equipment, leasehold improvements and other intangibles	(7,353)	(6,227)
Proceeds from sale of fixed assets	448	-
Changes in restricted cash and cash equivalents	255	(14)

Net cash used in investing activities	(6,650)	(6,241)

CASH FLOWS FROM FINANCING ACTIVITIES:
Repayments against old credit facility	-	(208,750)
Securing of new credit facility	-	214,000
Issuance costs of new credit facility	(676)	(7,099)
Repayments against new credit facility	(47,500)	(35,000)
Proceeds from exercise of stock options	5,946	591
Purchase of treasury stock	(191)	(156)

Net cash used in financing activities	(42,421)	(36,414)

NET EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS	(943)	191

NET DECREASE IN CASH AND CASH EQUIVALENTS	(8,595)	(22,290)

CASH AND CASH EQUIVALENTS - Beginning of Period	55,535	60,636

CASH AND CASH EQUIVALENTS - End of Period	$46,940	$38,346

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:

Cash paid for interest	$11,402	$15,202
Cash paid for taxes, net of refunds	$267	$336

GLOBAL CASH ACCESS HOLDINGS, INC. AND SUBSIDIARIES

RECONCILIATION OF NET INCOME TO CASH EARNINGS

AND OPERATING INCOME TO EBITDA AND ADJUSTED EBITDA

(unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2012	2011	2012	2011
Reconciliation of net income to cash earnings (amounts in thousands, except earnings per share amounts)

Net income	$7,080	$1,840	$21,290	$4,591
Equity compensation expense	1,842	1,902	3,951	5,238
Deferred income tax	3,878	1,337	12,556	4,092
Amortization	2,650	1,929	7,317	6,250

Cash earnings	$15,450	$7,008	$45,114	$20,171

Diluted weighted average number of common shares outstanding	67,601	64,751	67,031	64,708

Diluted cash earnings per share (“Cash EPS”)[1]	$0.23	$0.11	$0.67	$0.31

Reconciliation of operating income to EBITDA and Adjusted EBITDA
Operating income	$14,643	$7,610	$46,301	$24,057
Plus: depreciation and amortization	4,345	3,796	12,577	12,451

EBITDA	$18,988	$11,406	$58,878	$36,508

Equity compensation expense	1,842	1,902	3,951	5,238

Adjusted EBITDA	$20,830	$13,308	$62,829	$41,746

Notes:

1.  For the nine months ended September 30, 2011, there were approximately $4.2 million of non-recurring expenses that impacted Cash EPS by approximatley $0.06.

GLOBAL CASH ACCESS HOLDINGS, INC. AND SUBSIDIARIES

SELECTED SEGMENT INFORMATION AND OTHER DATA

(unaudited)

(amounts in thousands, unless otherwise noted)

	Cash		Check

	Advance	ATM	Services	Other	Corporate	Total

Three Months Ended September 30, 2012
Revenues	$ 57,520	$ 76,411	$ 6,611	$ 9,282	$ -	$ 149,824
Operating income	15,785	7,951	3,822	4,673	(17,588)	14,643

Three Months Ended September 30, 2011
Revenues	$ 50,913	$ 71,044	$ 6,479	$ 8,452	$ -	$ 136,888
Operating income	7,789	8,659	3,579	4,393	(16,810)	7,610

Nine Months Ended September 30, 2012
Revenues	$ 172,557	$ 233,361	$ 19,731	$ 22,705	$ -	$ 448,354
Operating income	48,388	25,620	11,017	11,563	(50,287)	46,301

Nine Months Ended September 30, 2011
Revenues	$ 152,036	$ 213,450	$ 19,813	$ 21,031	$ -	$ 406,330
Operating income	23,375	27,157	11,168	10,029	(47,672)	24,057

	Three Months Ended		Nine Months Ended
	September 30, 2012	September 30, 2011	September 30, 2012	September 30, 2011
	$	$	$	$
Other data (unaudited):
Aggregate dollar amount processed (in billions):
Cash advance	$1.2	$1.1	$3.6	$3.2
ATM	$3.4	$3.0	$10.5	$9.2
Check warranty	$0.3	$0.3	$0.9	$0.9
Number of transactions completed (in millions):
Cash advance	2.3	2.1	6.9	6.3
ATM	18.1	17.0	56.0	52.0
Check warranty	1.1	1.1	3.3	3.3